[GRAPHIC OMITTED]

                            THE FORTRESS GROUP, INC.
              1921 Gallows Road, Suite 730, Vienna, Virginia 22182
                              --------------------

                    Notice of Annual Meeting of Stockholders
                      To Be Held on Wednesday, May 21, 1997
                              --------------------

         The Annual Meeting of Stockholders of The Fortress Group, Inc. (the "Company") will be held on May 21, 1997 at The Sheraton New York Hotel & Towers, 811 Seventh Avenue at 52nd Street, New York, New York 10019, at 8:00 a.m., local time, to consider and act upon the following matters:

         1.      To elect eleven directors to serve for the ensuing year.

         2. To approve an increase in the aggregate number of shares of Common Stock authorized for issuance under the Company's 1996 Stock Incentive Plan by 550,000 shares.

         3. To approve the Company's Employee Stock Purchase Plan, as adopted by the Company's Board of Directors, to provide employees of the Company and its subsidiaries who participate in such plan with an opportunity to purchase Common Stock through payroll deductions.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on April 9, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

         All stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors,


                                            JAMES J. MARTELL, JR., President
                                            and Chief Executive Officer

Vienna, Virginia
April 18, 1997

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FOLLOW
            THE INSTRUCTIONS ON THE ENCLOSED PROXY IN ORDER TO ENSURE
                  REPRESENTATION OF YOUR SHARES AT THE MEETING.

                            THE FORTRESS GROUP, INC.
                          1921 Gallows Road, Suite 730
                             Vienna, Virginia 22182

                              --------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 21, 1997

General Information

         The Annual Meeting of Shareholders of The Fortress Group, Inc. (the "Company") will be held at the Sheraton New York Hotel & Towers, 811 Seventh Avenue at 52nd Street, New York, New York, on Wednesday, May 21, 1997 at 8:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is April 18, 1997.

         It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it in the envelope provided. The proxy is solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted. The giving of the enclosed proxy does not preclude the right to vote in person at the meeting, should the shareholder giving the proxy so desire. The proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the meeting and voting in person.

         Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the meeting will be voted in accordance with the choices specified in the proxies. Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.


Voting Securities and Principal Holders

         Only holders of record of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), at the close of business on April 9, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or adjournments of the Annual Meeting. Each share of Common Stock has one vote. On the Record Date, there were issued and outstanding 11,764,309 shares of Common Stock.

         The following table sets forth information with respect to persons known to the Company to be the beneficial owners of more than five percent of the outstanding Common Stock:


----------------------------------------------------------------------------------------------------------
                                                                                   Percent of Outstanding
             Name and Address                         Amount and Nature            share of Common Stock
            of Beneficial Owner                    of Beneficial Ownership           as of Record Date
----------------------------------------------------------------------------------------------------------
J. Christopher Stuhmer
9500 Hillwood Drive, Suite 200
Las Vegas, NV  89134                                      1,691,227                     14.4%

Robert Short
534 Commons Drive
Golden, CO  80401                                         1,556,546                     13.2%

Thomas Buffington
8716 Mopac Expressway, Suite 100
Austin, TX  78759                                          948,949                      8.1%

Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, WI  53202  (a)                                  752,500                      6.4%

Charles F. Smith
P.O. Box 9672
McLean, VA  22102                                          686,748                      5.8%

J. Marshall Coleman
1921 Gallows Road, Suite 730
Vienna, VA  22182                                          651,585                      5.5%

James J. Martell, Jr.
1921 Gallows Road, Suite 730
Vienna, VA  22182                                          631,923                      5.4%

----------------------------------------------------------------------------------------------------------

(a) This information is based on a Schedule 13G dated February 12, 1997 which was filed by Heartland Advisors, Inc. According to such Schedule 13G, Heartland Advisors, Inc. has sole voting power over 747,500 shares.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, persons who own more than ten percent of a registered class of the Company's equity securities and certain entities associated with the foregoing ("Reporting Persons") to file reports of ownership and changes in ownership of Forms 3, 4 and 5 with the Securities and Exchange

Commission (the "SEC"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company, all of such forms were filed on a timely basis by reporting persons during 1996 except for the inadvertent late filing of an Initial Statement of Beneficial Ownership of Securities by Mr. Shutzer, the inadvertent late filing of a monthly reporting form representing 3 transactions by Mr. Smith, and the inadvertent late filing of a monthly reporting form representing one transaction by Mr. Short.

                            I. ELECTION OF DIRECTORS

         The Company's By-laws provide that the Board of Directors shall consist of eleven directors who shall be elected annually by the shareholders. The following persons are proposed as directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for directors should become unavailable, it is intended that the shares represented by the proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of directors constituting the full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a director.

         The following information is furnished with respect to each nominee for election as a director, and with respect to each executive officer of the Company named in the Summary Compensation Table below:

                                                                                                        Percentage of
                                                                                      Shares of         Outstanding
                                                                                     Stock of the       Shares of the
                                                                                       Company           Company's
                                                                                     Beneficially       Common Stock
                                                                                       Owned           Beneficially      Year First
                                                Positions and Offices                 as of the       Owned as of the       Became
           Name              Age                 with the Company                    Record Date        Record Date       A Director
           ----              ---                 ----------------                    -----------        -----------       ----------
                                          Nominees for Election as Directors

J. Marshall Coleman           54       Chairman of the Board of the Company             651,585         5.5%               1996

James J. Martell, Jr.         46       President, Chief Executive Officer               631,923         5.4%               1995
                                            and Director

Thomas B. Buffington          52       Chief Operating Officer and Director             948,949         8.1%               1996

Robert Short                  51       Director and President of The Genesee          1,556,546        13.2%               1996
                                            Company

J. Christopher Stuhmer        40       Director and President of Christopher          1,691,227        14.4%               1996
                                            Homes, Inc.

Lawrence J. Witek             44       Director, Executive Vice President and           457,628         3.9%               1996
                                            Chief Operating Officer of Solaris
                                            Development Corporation



Mark L. Fine                  52       Director                                          3,000(a)        *                 1996

Edward J. Mathias             55       Director                                         13,000           *                 1997

Steven D. Rivers              48       Director                                          3,000(a)        *                 1996

William A. Shutzer            50       Director                                          8,000(a)        *                 1996

Charles F. Smith              53       Director                                        686,748         5.8%                1995


                                             Other Executive Officers

Jamie M. Pirrello             38       Chief Financial Officer                          44,850         *

------------------------------
 *  Less than 1%

(a) Includes 3,000 shares that Messrs. Fine, Shutzer and Rivers have the right to acquire pursuant to the Company's Stock Option Plan.

Other Information Relating To Directors

         The following is a brief description of the business experience during the last five years of each nominee to the Board of Directors.

         Mr. Coleman has been Chairman of the Board of the Company since May 1996. Prior to assuming this position, Mr. Coleman was an attorney with Katten Muchin & Zavis, a national law firm, and was the Managing Partner of its Washington office from 1994 until April 1996. From 1985 until 1992, Mr. Coleman was an attorney at the Washington, D.C. firm of Arent Fox Kintner Plotkin and Kahn. Mr. Coleman was Attorney General of Virginia from 1978 to 1982. From 1986 to 1993, Mr. Coleman was a director of NVR, a publicly traded homebuilding company.

         Mr. Martell has been President and Chief Executive Officer of the Company since June 1995 and has more than 10 years in the homebuilding industry. Since 1992, Mr. Martell has been an advisor and consultant to various companies in the homebuilding and technology industries. From 1991 to 1992, Mr. Martell served as Managing Director of Investment Banking at Credit International Bank as well as a member of its board of directors.

         Mr. Buffington became a director of the Company in March 1996 and served as the President of Buffington Homes, Inc. from 1987 to January 1997. Mr. Buffington was appointed Chief Operating Officer in January 1997.

         Mr. Short became a director of the Company in March 1996 and has served as the President and Chief Executive Officer of The Genesee Company since 1980.

         Mr. Stuhmer became a director of the Company in March 1996 and has served as the President of Christopher Homes, Inc. since 1987.

         Mr. Witek became a director of the Company in March 1996 and has served as the Chief Operating Officer of Sunstar Homes since 1987.

         Mr. Fine became a director for the Company in April 1996 and currently is the President of Mark L. Fine & Associates, a development company formed in June 1994. Mr. Fine has more than 20 years of experience in the building industry and led the development of Las Vegas' two largest master-planned communities. From June 1990 to June 1994, Mr. Fine served as the President of Summerlin, a division of Howard Hughes Corporation.

         Mr. Mathias has been a Managing Director of The Carlyle Group, a Washington, D.C. merchant banking firm, since January 1994. Previously, Mr. Mathias was with T. Rowe Price Associates, Inc. where he served on its board of directors and was a member of its Management committee for over ten years. In addition, he is a director of U.S. Office Products Company and Sirrom Capital.

         Mr. Rivers became a director of the Company in April 1996 and from 1991 to the present has been a broker with A.G. Edwards & Sons, Inc., an investment firm, in Austin, Texas. Since July 1995, Mr. Rivers has served as a Director for the Lower Colorado River Authority in Austin, Texas and he currently serves as the Chairman of such Authority's Audit Committee.

         Mr. Shutzer is an Executive Vice President and the head of the investment banking division at Furman Selz, LLC, an international investment banking, financial services and securities firm headquartered in New York. Mr. Shutzer is a member of the operating committee and is also a member of the board of directors. He is head of the investment banking operating committee and a member of the firm's commitment committee. Mr. Shutzer joined Furman Selz in 1994 after spending 21 years in the investment banking division at Lehman Brothers. He is on the board of directors of Tiffany & Co.

         Mr. Smith is a founder of the Company and has been a director since June 1995. For the past 25 years, Mr. Smith served as Chief Financial Officer, Senior Vice President and Treasurer of I & K Productions, Inc., a privately held entertainment holding company. I & K Productions, Inc. owns Ringling Brothers Barnum & Bailey Combined Shows, Inc., Ice Follies, Holiday On Ice and other entertainment and merchandising operations.

Committees of the Board of Directors

   Audit Committee

     The Audit Committee is responsible for assuring the accuracy and consistency of financial reporting and accounting practices by the Company and its subsidiaries. The Audit Committee is responsible for (i) retaining, and evaluating the performance of, the Company's independent auditors; (ii) approving the Company's annual audit plan; (iii) reviewing reports of the independent auditors concerning the adequacy of financial controls, responsiveness of management, quality of systems and other related subjects;
(iv) monitoring compliance with the Company's policies and procedures; and (v) when requested, reviewing proposed transactions between the Company and its "affiliates" (e.g., officers, directors and significant stockholders) to determine the fairness and reasonableness of the transactions.

   Compensation Committee

     The Compensation Committee is responsible for the oversight and administration of the Company's executive compensation structure, and is responsible for (i) establishing the overall compensation policies for the Company; (ii) determining the compensation of the Company's senior executives;
(iii) approving the Company's Incentive Compensation Plan and all other long- or short-term incentive compensation plans; (iv) assuring that the Company's compensation plans and policies are competitive with the market and in compliance with applicable SEC and Internal Revenue Service regulations; and (v) reporting on the Company's compensation practices in each year's proxy statement.


   Nominating Committee

     The Nominating Committee is responsible for recruiting and nominating candidates for the Board of Directors as well as re-nominating existing directors. Prior to each annual meeting of stockholders, the Nominating Committee reports to the Board of Directors regarding its nominees and the background and an evaluation of each candidate. The Committee may also advise the Board of Directors with respect to matters of Company philosophy, diversity, composition and related matters.

     The current members of the above-referenced committees are (a) Audit Committee - Messrs. Smith, Fine, and Rivers; (b) Compensation Committee - Messrs. Shutzer, Fine and Rivers; and (c) Nominating Committee - Messrs. Rivers, Shutzer and Fine. Committee membership is determined on an annual basis and will be modified following the next annual meeting.

Stockholders' Agreement

     Each of the owners of the four founding builders prior to the initial public offering, (Buffington Homes, Christopher Homes, The Genesee Company and Sunstar Homes), (the "Founding Builders") and each of the pre-initial public offering stockholders of the Company, Messrs. Coleman, Martell, Smith, Pirrello and certain other persons ("Existing Stockholders") entered into an agreement (the "Stockholders' Agreement") with respect to nominating and electing Directors to the Board of Directors. Pursuant to the Stockholders' Agreement, the Existing Stockholders and the Founding Builders have agreed to elect one director each from the four Founding Builders and four directors nominated by the Existing Stockholders in each of the Annual Stockholders' Meetings for fiscal years 1996, 1997, 1998 and 1999; in each of the Annual Stockholders' meetings for fiscal years 1996 and 1997 the Existing Stockholders and the Founding Builders have agreed to elect two independent directors nominated by the Founding Builders and one independent director nominated by the Existing Stockholders. Each of the parties to the Stockholders' Agreement has agreed to vote its Common Stock in order to cause the nominees of the Founding Builder's Owners and the Existing Stockholders nominated for election to be elected to the Board of Directors. The Stockholders' Agreement will terminate immediately following the Company's Annual Meeting of Stockholders relating to fiscal year 1999 (but occurring in fiscal year 2000). By virtue of the Stockholders Agreement, the election of the nominees to the Board of Directors at the Annual Meeting is assured.

            II. PROPOSAL TO AUTHORIZE AN INCREASE IN THE COMMON STOCK
               SUBJECT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN

         The 1996 Stock Incentive Plan (the "1996 Plan") currently authorizes the grant of options to purchase a maximum of 575,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes. Assuming that all such options were granted and exercised, the shares would constitute approximately 5% of the outstanding Common Stock.


Proposed Amendment

         The Company believes that equity participation by its key employees is an important element in its overall compensation program. In furtherance of this goal, the Company has adopted the 1996 Plan.

         Of the 575,000 shares subject to the 1996 Plan, as of December 31, 1996, options for the purchase of a total of 316,800 shares at a weighted average exercise price of $8.92 per share were outstanding. As of December 31, 1996, approximately 228 employees were participating in the 1996 Plan. In order to continue its policy of providing equity participation to the Company's employees and to provide availability for the issuance of options in connection with the Company's acquisitions, the Board of Directors proposes that the 1996 Plan be amended to increase the shares of Common Stock available for grant under the 1996 Plan from 575,000 shares to 1,125,000 shares.

         The purpose of the 1996 Plan is to enable non-employee directors, officers, key employees and consultants of the Company to participate in the Company's future and to enable the Company to attract and retain these persons by offering them proprietary interests in the Company. The 1996 Plan is administered by the Compensation Committee. The 1996 Plan authorizes the issuance of up to 575,000 shares of Common Stock pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock or deferred stock (generally, "Awards"). Options granted to certain senior executives, management and other employees will vest over varied periods which will be determined at the time such options are granted. Directors who are not employees of the Company or any affiliate ("Non-Employee Directors") are automatically granted options to purchase 3,000 shares on the date of each annual stockholder's meeting, beginning in 1996. Such options shall be granted at fair market value on the date of grant. On April 15, 1996, the closing price for the Common Stock on the Nasdaq National Market was $5.25 per share.

         Stock Options may be either "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code) or nonstatutory options. The exercise price per share purchasable under option shall be determined at the time of grant by the Compensation Committee. Generally, participants will be given ten years in which to exercise a stock option, or a shorter period once a participant terminates employment. Payment may be made in cash or in the form of unrestricted shares the participant already owns. At the Company's option it may provide a participant with a loan or guarantee of a loan for the exercise price of an option. The right to exercise an option may be conditioned upon the completion of a period of service or other conditions.

         Stock Appreciation Rights ("SARs") entitle a participant to receive an amount in cash, shares or both, equal in value to (i) the excess of the fair market value of one share over the exercise price per share specified in the related stock option multiplied by (ii) the number of shares to which the SAR relates. The right to exercise a SAR may be conditioned upon the completion of a period of service or other conditions. Generally, participants will be given ten years in which to exercise a SAR, or a shorter period once a participant terminates employment.

         Shares of Restricted Stock may also be awarded under the 1996 Plan, which requires the completion of a period of service or the attainment of specified performance goals by the participant or the Company or a subsidiary, division or department of the Company or such other criteria as the Compensation Committee may determine. Upon a participant's Termination of Employment (as defined in the 1996 Plan), the restricted stock still subject to restriction generally will be forfeited by the participant. The Compensation Committee may waive these restrictions in the event of hardship or other special circumstances.

         Deferred Stock is stock that can be awarded to a participant in the future, at a specified time and under specified conditions. The Compensation Committee will determine the participants to whom, and the time or times at which, any deferred stock shall be awarded, the number of shares of deferred stock to be awarded to any participant, the duration, the period during which and the conditions under which receipt of the shares will be deferred and any other terms and conditions of the Award. At the expiration of the deferral period, the Compensation Committee may elect to deliver such shares to the participant for the shares covered by the deferred stock Award.

         Amendments and Modifications. The 1996 Plan, as adopted, is not limited as to its duration. The Board of Directors may amend, alter, or discontinue the 1996 Plan, subject to certain limits.

         Change in Control. In the event of a Change in Control of the Company (as defined in the Plan):

                 (1) any SARs and stock options outstanding as of the date of such Change in Control which are not then exercisable and vested will become fully exercisable and vested to the full extent of the original grant; and

                 (2) the restrictions and deferral limitations applicable to any shares of restricted stock and deferred stock will lapse, and such shares of restricted stock and deferred stock will become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

         A Change in Control includes any transaction which would result in any person owning, directly or indirectly, 50% or more of the outstanding Common Stock or the voting power of the Company; certain changes in the members of the Board of Directors; certain corporate transactions (such as a merger); and the sale of substantially all of the Company's assets.

         As of December 31, 1996, there were 258,200 shares available for issuance under the 1996 Plan. The Board of Directors has determined that the 1996 Plan should be amended to authorize the issuance of an additional 550,000 shares. The Board of Directors believes that the additional shares will be sufficient to meet foreseeable demand for the next several years.

         The Board of Directors recommends that stockholders vote FOR the adoption of the proposal.


                 III. PROPOSAL TO APPROVE THE COMPANY'S EMPLOYEE
                               STOCK PURCHASE PLAN

         The Employee Stock Purchase Plan (the "Purchase Plan") promotes the Company's goal of increasing equity participation by the Company's employees. The Company believes that participation in the Purchase Plan by all employees fosters commitment and more closely aligns compensation with stockholder objectives by focusing employees on stockholder return.

         The Purchase Plan authorizes the grant of rights to purchase a maximum of 500,000 shares of Common Stock (subject to adjustment for stock splits and similar capital changes) to eligible employees. Each employee of the Company or of a subsidiary of the Company (excluding certain part-time employees) on the date of grant of a right is eligible to participate in the Purchase Plan. Any employee who immediately after the grant of a right is determined to own 5% or more of the Common Stock, however, would not be eligible to participate. The Purchase Plan is administered by the Compensation Committee.

         The Board of Directors adopted the Purchase Plan at a meeting held on November 13, 1996. Rights to purchase shares under the purchase plan may be granted at any time, or from time to time as determined by the Compensation Committee. As of March 31, 1997, no rights have been granted under the Purchase Plan. The Board of Directors may at any time amend or terminate the Purchase Plan except that no such amendment may be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement, or without the consent of the participants if such amendment would impair the rights of a participant under an option theretofor granted.

         Eligible employees may purchase shares of Common Stock through accumulation of payroll deductions at a purchase price which shall not be less than the lesser of 85% or the fair market value of the Common Stock on the applicable grant date or 85% of the fair market value on the applicable exercise date.

         A copy of the Purchase Plan is included as an addendum to this proxy.

         The Board of Directors recommends that stockholders vote FOR the adoption of the Purchase Plan.


                                IV. COMPENSATION

Compensation of Executive Officers and Directors

     Summary Compensation Table

         The following table sets forth information for the fiscal year ended December 31, 1996 concerning the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                               Annual Compensation         Long Term Compensation
                                               -------------------         ----------------------
                                                                           Awards         Payouts
                                                                           ------         -------
                                                                           Shares                          All Other
                   Name and                                              Underlying        LTIP            Compen-
              Principal Position            Salary ($)    Bonus ($)      Options (#)    Payouts ($)       sation ($)
              ------------------            ----------    ---------      -----------   ------------       ----------

     James J. Martell, Jr.,  President       166,667      225,490(1)         -0-            -0-            75,078(2)
         and Chief Executive Officer

     Thomas B. Buffington, Chief             306,250      161,350          100,000          -0-               -0-
         Operating Officer

     Jamie M. Pirrello, Chief                106,667      112,745(1)         -0-            -0-            36,000(2)
         Financial Officer

     Brian J. McGregor, Former               121,875         -0-             -0-            -0-            75,000(2)
         Chief Operating Officer

-------------------
        1) Of the bonus paid to Mr. Martell and Mr. Pirrello, 20% was paid in the form of Common Stock, valued at $6.00 per share.

        2) Except for Mr. Martell, the entire amount of other compensation represents payment for consulting services prior to the Company's initial public offering. Mr. Martell's total includes the above and an auto allowance in the amount of $3,078.


     Stock Options

         The Company's Employee Stock Option Plan provides for the grant of options with respect to the Common Stock. The table below sets forth information on option grants in fiscal 1996 to the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                  Percent of Total
                                                 Options Granted to
                                  Options       Employees in Fiscal      Exercise     Expiration     Grant Date Present
           Name                 Granted (1)             Year               Price         Date            Value (2)
           ----                 -----------             ----               -----         ----            ---------

James J. Martell, Jr.                0                   0                   0            0                  0
Thomas B. Buffington              100,000              28.4%               $6.00       12/23/06           $229,000
Jamie M. Pirrello                    0                   0                   0            0                  0
Brian J. McGregor                    0                   0                   0            0                  0


----------------------
        1) All options vest 50% one year from the date of grant and the remaining on the second anniversary of the date of grant.

        2) The grant date present values are calculated based on the Black-Scholes model. The assumptions used in the calculations include an expected volatility of .30, a risk free rate of return of 6.138%, a dividend yield of .017% and a time to exercise of five years.

     Aggregated Option Exercises and Fiscal Year-End Option Value Table

         The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1996 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1996.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                                   Shares Underlying          Value of Unexercised
                                  Shares                         Unexercised Options at            In-the-Money
                                 Acquired                            FY-End (#)               Options at FY-End ($)
                                    on          Value                ----------               ---------------------
         Name                  Exercise (#)   Realized ($)  (Exercisable    Unexercisable  Exercisable   Unexercisable
         ----                  ------------   ------------  ------------    -------------  -----------   -------------
James J. Martell, Jr.             -0-            -0-            -0-             -0-           -0-            -0-
Thomas B. Buffington              -0-            -0-            -0-           100,000         -0-            -0-
Jamie M. Pirrello                 -0-            -0-            -0-             -0-           -0-            -0-
Brian J. McGregor                 -0-            -0-            -0-             -0-           -0-            -0-

     Employment Agreements

         Messrs. Martell and Pirrello have employment agreements with the Company, effective April 15, 1996, and expiring in the year 2000. The agreements automatically renew for successive one-year periods, following the initial term, unless either the Company or employee provides written notice of its intent to terminate. The agreements provide for various benefits including a base salary of $350,000 and $180,000, respectively. The agreements also provide for additional bonus compensation under the Company bonus program, which is tied to operational results.

         Under an agreement with Mr. Buffington, which was effective April 15, 1996 for a period of three years, Mr. Buffington was to be paid a salary of $250,000 annually as President of the Company's subsidiary. In his capacity as Chief Operating Officer, Mr. Buffington is paid an annual salary of $350,000 and is eligible for additional bonus compensation under the Company bonus plan.

         Messrs. Martell, Buffington and Pirrello may be terminated for "cause" as defined in the agreements, or without cause. If terminated for cause, the termination will be effective upon receipt of proper notice by the employee. If Messrs. Martell, Buffington or Pirrello are terminated for other than cause, the employee shall be entitled to his base salary for the remainder of the agreement term as well as a pro-rata share of his bonus, as determined by the Board of Directors.


     Compensation of Directors

         Under the Company's standard arrangements, each non-employee director of the Company receives an annual director's fee of $20,000, payable $5,000 each quarter, and $1,000 for attendance at Board meetings. All directors are reimbursed for out-of-pocket expenses incurred to attend meetings. Employee directors of the Company do not receive any additional compensation for services as a director.

   Compensation Committee Interlocks and Insider Participation

         None of the Compensation Committee members are or were officers or employees of the Company or any of its subsidiaries.


                      REPORT OF THE COMPENSATION COMMITTEE

     Board Compensation Committee Report on Executive Compensation

         General. The Compensation Committee's compensation philosophy relative to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentive to achieve Company goals and increase shareholder value. This philosophy is implemented by establishing salaries, cash and stock bonuses, and stock option programs.

         Salaries. The Compensation Committee's policy is to provide salaries that are competitive with those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through Company research and the research of consultants concerning the salaries paid by the Company's competitors.

         Bonuses. The Compensation Committee's policy is to provide a significant portion of executive officers' total compensation through annual bonuses as incentives to achieve the Company's financial and operational goals and increase shareholder value. The Company's bonus arrangements for its executive officers are intended to make a major portion of each executive officer's compensation dependent on the Company's overall performance.

         Stock Options. The Compensation Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company, and to attract and retain qualified employees. The Compensation Committee's policy has generally been to grant options with a term of 10 years (in certain cases, with portions exercisable over shorter periods) to provide a long-term incentive, and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases above the exercise price.

         The only stock options granted to executive officers of the Company in 1996 were options for 100,000 shares, with a strike price of $6.00 per share, issued to Thomas Buffington in December 1996.

         1996 Compensation Decisions Regarding the President and Chief Executive Officer. Compensation paid to Mr. Martell was in accordance with his employment agreement which was negotiated prior to the Company's initial public offering and creation of the Compensation

     Committee. The bonus paid to Mr. Martell was based on the company's overall financial performance, in accordance with a previously established policy.

                                                   COMPENSATION COMMITTEE

                                                   William A. Shutzer
                                                   Mark L. Fine
                                                   Steven D. Rivers



Comparative Stock Performance

         The graph below compares cumulative total stockholder return on the Common Stock during the period from May 16, 1996 (the date on which the Common Stock commenced trading) with the cumulative total return over the same period of (ii) the Standard & Poor's 500 Index and (ii) a peer group of publicly-traded companies selected by the Company for purposes of this comparison (the "Peer Group")*. This graph assumes the investment of $100 at the close of trading on May 16, 1996 in the Common Stock, the Standard & Poor's 500 Index and the Peer Group and assumes reinvestment of dividends. Measurement points are at May 16, 1996, June 30, 1996, September 30, 1996 and December 31, 1996.

                            COMPARATIVE TOTAL RETURNS
              The Fortress Group, Inc., Standard & Poor's 500, Peer
            Group (Performance results from 5/16/96 through 12/31/96)


                                [GRAPHIC OMITTED]

Source:  Zacks Investment Research, Inc.
---------------------------------
* The peer group includes the following companies: Beazer Homes USA, Inc., DR Horton, Inc., Engle Homes, Inc., Kaufman and Broad Home Corporation, Lennar Corporation, Pulte Corporation, Toll Brothers, Inc., Zaring Homes, Inc., M/I Schottenstein Homes, Inc., Centex Corporation, Continental Homes, Hovnanian Enterprises, Inc., M.D.C. Holdings, Inc., The Ryland Group, Inc. and U.S. Home Corporation.

                             V. CERTAIN TRANSACTIONS

         The Company's Genesee subsidiary leases its administrative office space from Genesee Holdings Corporation, of which Mr. Short is the president. In 1996, the Company made lease payments of $108,960 to Genesee Holdings Corporation. The Company's Christopher Homes subsidiary leases its administrative office space from Towne Center L.P. Mr. Stuhmer is the president and sole shareholder of the general partner of this partnership. In 1996, the Company made lease payments of $149,728 to Towne Center L.P. The Company's Solaris subsidiary leased its administrative office space from Square LD, LLC, of which Mr. Witek is a partner. On September 5, 1996, Square LD, LLC sold the building to an unrelated party. Until that time, Sunstar made lease payments of $57,833 in 1996. The Company believes that the above referenced leases are at market rates.

         In July of 1996, the Company sold its Genesee Custom Homes division to Mr. Short, a director of the Company. The sale price was $4.9 million, and the Company took back a one-year note at 12% in the amount of $4.1 million. The note which is due in July 1997 and is extendible for six months at the borrower's option, carried a balance of $3.3 million at December 31, 1996.

         The Company also has a note receivable bearing interest at 13.75% from another director, Mr. Stuhmer, for approximately $460,000, net of accrued interest, which is secured by that director's shares in the Company.

         Pursuant to an agreement with Commonwealth Homes, Inc., a company owned by Mr. Coleman, the Company paid $311,311 for consulting services on merger and acquisitions issues.

         Also during 1996, the Company paid fees for legal services to Katten Muchin & Zavis. Mr. Coleman was the former managing partner of Katten Muchin & Zavis' Washington D.C. office.

         During 1996, the Company paid fees to Furman Selz related to underwriting the Company's initial public offering. Mr. Shutzer, who was not a director of the Company at the time of the offering, is a director of Furman Selz.


                                VI. OTHER MATTERS

Relationship With Independent Accountants

         Price Waterhouse LLP is the independent accountant for the Company and its subsidiaries and has reported on the Company's consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent accountant is appointed by the Board of Directors. The Board of Directors has reappointed Price Waterhouse LLP as independent accountant for the year ending December 31, 1997.

         Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so. The representatives will also be available to respond to appropriate questions.

Other Proposals

         Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that nay other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

                                            By Order of the Board of Directors



                                            JAMES J. MARTELL, JR.
                                            PRESIDENT


Dated:  April 18, 1997

                                                                        ADDENDUM










                             THE FORTRESS GROUP, INC.
                           EMPLOYEE STOCK PURCHASE PLAN
                            Effective January 1, 1997

                            THE FORTRESS GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS



ARTICLE I          ESTABLISHMENT                                             1

1.1                Purpose                                                   1

ARTICLE 11         DEFINITIONS                                               1

2.1                "Account"                                                 1
2.2                "Agreement" or "Option Agreement"                         1
2.3                "Beneficiary                                              1
2.4                "Board of Directors" or "Board"                           2
2.5                "Cause"                                                   2
2.6                "Change in Control"                                       2
2.7                "Code" or "Internal Revenue Code"                         3
2.8                "Commission"                                              3
2.9                "Committee"                                               4
2.10               "Common Stock"                                            4
2.11               "Company"                                                 4
2.12               "Continuous Service"                                      4
2.13               "Contribution Rate"                                       4
2.14               "Disability"                                              4
2.15               "Effective Date"                                          4
2.16               'Eligible Employee"                                       4
2.17               "Exercise Date"                                           5
2.18               "Exchange Act"                                            5
2.19               "Fair Market Value"                                       5
2.20               "Grant Date"                                              5
2.21               "Option Period"                                           6
2.22               "Option Price"                                            6
2.23               "Participant"                                             6
2.24               "Plan"                                                    6
2.25               "Plan Year"                                               6
2.26               "Representative"                                          6
2.27               "Retirement"                                              6
2.28               "Rule 16b-3"                                              7
2.29               "Securities Act"                                          7
2.30               "Stock Option" or "Option"                                7
2.31               "Subsidiary"                                              7

2.32               "Termination of Employment"                               7

ARTICLE III        ADMINISTRATION                                            7

3.1                Committee Structure and Authority                         7

ARTICLE IV         STOCK SUBJECT TO PLAN                                     10

4.1                Number of Shares                                          10
4.2                Release of Shares                                         10
4.3                Restrictions on Shares                                    10
4.4                Stockholder Rights                                        11
4.5                Anti-Dilution                                             11
4.6                Custodian                                                 11

ARTICLE V          ELIGIBILITY                                               12

5.1                Eligibility                                               12
5.2                Grant of Options                                          12
5.3                Option Period                                             12
5.4                Option Price                                              12
5.5                Contribution Rate                                         13
5.6                Purchase of Shares                                        13
5.7                Cancellation of Options                                   14
5.8                Terminated Employees                                      14
5.9                Deceased Employees                                        14
5.10               Disabled or Retired Employees                             15
5.11               Limitations                                               15
5.12               Nonassignability                                          15

ARTICLE VI         MISCELLANEOUS                                             15

6.1                Amendments and Termination                                15
6.2                Unfunded Status of Plan                                   16
6.3                General Provisions                                        16
6.4                Mitigation of Excise Tax                                  18
6.5                Rights with Respect to Continuance of Employment          18
6.6                Options in Substitution for Options Granted by Other      18
                    Corporations
6.7                Delay                                                     19
6.8                Headings                                                  19
6.9                Severability                                              19
6.10               Successors and Assigns                                    19
6.11               Entire Agreement                                          19

                                    ARTICLE I
                                  ESTABLISHMENT

        1.1    Purpose.

      The Fortress Group, Inc. Employee Stock Purchase Plan ("Plan") is hereby established by The Fortress Group, Inc. ("Company"). The purpose of the Plan is to promote the overall financial objectives of the Company's stockholders by motivating those persons participating in the Plan to achieve long-term growth in stockholder equity. The Plan and the grant of awards thereunder is expressly conditioned upon the Plan's approval by the stockholders of the Company, and if such approval is not obtained then the Plan and any Option granted thereunder shall be null and void ab initio. The Plan is intended as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and Options granted hereunder are intended to constitute options granted under such a plan, and the Plan and all actions taken in connection with the Plan shall be constructed consistently with such intent. The Plan is adopted effective as of January 1, 1997.


                                   ARTICLE II
                                   DEFINITION

        For purposes of the Plan, the following terms are defined as set forth below:

        2.1 "Account" shall mean the bookkeeping account established on behalf of a Participant to which shall be credited all contributions paid for the purpose of purchasing Common Stock under the Plan, and to which shall be charged all purchases of Common Stock pursuant to the Plan. The Company shall have custody of such Account.

        2.2 "Agreement" or "Option Agreement" means, individually or collectively, any enrollment, subscription and withholding agreement entered into pursuant to the Plan. An Agreement shall be the authorization of the Company or a Subsidiary to withhold from payroll amounts to be applied to purchase Common Stock.

        2.3 "Beneficiary" means the person or entity which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Options or other rights are transferred if and to the extent permitted hereunder (and only to the extent consistent with the plan's being described in Section 423 of the Code). If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person or entity entitled by will or the laws of descent and distribution to receive such benefits.

        2.4 "Board of Directors" or "Board" means the Board of Directors of the Company.

        2.5 "Cause" shall mean, for purposes of whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the Participant's employment under the written agreement or arrangement between the Participant and the Company or a Subsidiary for "cause" as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause" or a substantially equivalent term, then Cause means (a) any act or failure to act deemed to constitute cause under the Company's established practices, policies or guidelines applicable to the Participant or
(b) the Participant's act or omission constituting gross misconduct with respect to the Company or an Affiliate in any material respect.

        2.6 "Change in Control" shall be deemed to have occurred upon the first to occur of the following:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
        (a), the following acquisitions shall not constitute a Change of
        Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1),
        (2) and (3) of subsection (c) or (5) any acquisition by the Participant or a Person of which the Participant is an affiliate.

               (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

               (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination provided that any Business Combination initiated or controlled by the Participant in a capacity other than as an officer of the Company or as a director of the Company shall not be regarded as a Change of Control for purposes of this Agreement; or

               (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        2.7 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed regulations) thereunder and any successor thereto.

        2.8 "Commission" means the Securities and Exchange Commission or any successor agency.

        2.9 "Committee" means the Compensation Committee of the Board or such other Board committee as may be designated by the Board to administer the Plan.

        2.10 "Common Stock" means the shares of the regular voting Common Stock, $.01 par value per share, of the Company, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of the Plan.

        2.11 "Company" means The Fortress Group, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities all or substantially all of the securities of the Company shall be exchanged; and any assignee of or successor to all or substantially all of the assets of the Company.

        2.12 "Continuous Service" shall mean, subject to modification by the Committee, an Eligible Employee's number of full years and completed months of continuous employment with the Company or a Subsidiary (but only since the date such entity became a Subsidiary) from the most recent date of hire to the date of Termination of Employment for any reason. The Committee may provide rules from time to time regarding the calculation of Continuous Service and the method for crediting such service.

        2.13 "Contribution Rate" means the rate determined under Section 5.5.

        2.14 "Disability" means a mental or physical injury or illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or a Subsidiary of the Company, or if the Participant is not covered by such a plan, a mental or physical injury or illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or a Subsidiary of the Company. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of
(i) a willfully self-inflicted injury or willfully self-induced sickness; or
(ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability shall be made by the Committee, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

        2.15 "Effective Date" means January 1, 1997.

        2.16 "Eligible Employee" means each current, common law employee of the Company or a Subsidiary (if the Company has extended participation to the employees of a Subsidiary) on a Grant Date, except that the Committee in its sole discretion may exclude:

               (a) any employee who has accrued less than a minimum period of Continuous Service established by the Committee (but not to exceed 2 years).

               (b) any employee whose customary employment is 20 hours or less per week;

               (c) any employee whose customary employment is for not more than 5 months in any calendar year; and

               (d) any employee who is a highly compensated employee of the Company or Subsidiary within the meaning of Section 414(q) of the Code.

As of the Effective Date and unless and until amended by the Committee, employees described in Section 2.16(b) and (c) are excluded as Eligible Employees. Any period of service described in this Section may be decreased in the discretion of the Committee. Any employee who would directly or indirectly own or hold (applying the rules of Section 424(d) of the Code to determine stock ownership) immediately following the grant of an Option hereunder an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary is excluded as an Eligible Employee.

        2.17 "Exercise Date" means such one or more dates determined by the Committee on which the accumulated value of the Account shall be applied to purchase Common Stock and unless otherwise specified by the Committee shall be December 31, 1997 and the December 31 of each calendar year thereafter. The Committee may accelerate an Exercise Date in order to satisfy the employment period requirement of Section 423(a)(2), and the date of a Change in Control shall be an Exercise Date.

        2.18 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

        2.19 "Fair Market Value" means the fair market value of Common Stock as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value per share of Common Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

        2.20 "Grant Date" means the date or dates established by the Committee on which one or more Options are granted pursuant to the Plan. The Committee may determine for any period that there shall be no Grant Date, in which case no Options shall be granted for that period. The terms and conditions of any Option granted on a particular Grant Date shall be independent of and have no effect on the terms and conditions of any Option granted on another Grant Date.

        2.21 "Option Period" means the period beginning on the day next following an Exercise Date and ending on the next following Exercise Date, as determined by the Committee, subject to the limitations of Section 5.3.

        2.22 "Option Price" means the price at which the Common Stock granted as of a specific Grant Date may be purchased under an Option. The price shall be subject to the limitation set forth in Section 5.4.

        2.23 "Participant" means a person who satisfies the eligibility conditions of Article V and to whom an Option has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such Representative, to the extent consistent with Section 423 of the Code. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with an intended application of Rule 16b-3, the intent to comply with Section 423 of the Code and the use of Commission Form S-8 (or the Committee's waiver of such). Notwithstanding the foregoing, the term "Termination of Employment shall mean the Termination of Employment of the person to whom the Award was originally granted.

        2.24 "Plan" means The Fortress Group, Inc. Employee Stock Purchase Plan, as herein set forth and as may be amended from time to time.

        2.25 "Plan Year" means the period beginning January 1, 1997 and continuing through December 31, 1997 and each calendar year beginning thereafter. The Committee may at any time in its discretion designate another period as the Plan Year.

        2.26 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option or shares of Common Stock have been transferred with the permission of the Committee or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

         2.27 "Retirement" means the Participant's Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company, if the Participant is covered by such a plan, and if the Participant is not covered by such a plan, then age sixty-five (65), or age fifty-five (55) with the accrual of ten (10) years of service.

         2.28 "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under
  Section 16 of the Exchange Act.

         2.29 "Securities Act"' means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         2.30 "Stock Option" or "Option" means the right to purchase the number of shares of Common Stock specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose.

         2.31 "Subsidiary" means any company as currently defined in Section 424(f) of the Code. Unless otherwise indicated the term "Company" shall hereinafter be deemed to include all Subsidiaries of the Company having employees to which the Company has extended participation in the Plan.

         2.32 "Termination of Employment" means the occurrence of any act or event, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an employee of the Company, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company of all businesses owned or operated by the Company. A transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company, will not be a Termination of Employment, unless expressly determined by the Committee. A Termination of Employment shall occur for an employee who is employed by a Subsidiary of the Company if the Subsidiary shall cease to be a Subsidiary and the Participant shall not immediately thereafter become an employee of the Company or a Subsidiary of the Company.

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


                                   ARTICLE III

                                 ADMINISTRATIQN

        3.1 Committee Structure and Authority. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

        Among other things, the Committee shall have the authority, subject to the terms of the Plan:

               (a) to select those persons to whom Options may be granted from time to time;

               (b) to determine whether and to what extent Options are to be granted hereunder;

               (c) to determine the number of shares of Common Stock available as of any Grant date;

               (d) to determine any Grant Date, Exercise Date and Option Period, and provide for all aspects of payroll deduction, suspension or withdrawal;

               (e) to determine the number of shares of Common Stock to be covered by each Option;

               (f) to determine the terms and conditions of any Option granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration or forfeiture regarding any Option and the shares of Common Stock relating thereto);

               (g) to adjust the terms and conditions, at any time or from time to time, of any Option, subject to the limitations of
                     Section 6.1;

               (h) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Option shall be deferred;

               (i) to determine under what circumstances an Option may be settled in cash or Common Stock;

               (j) to provide for the forms of Agreement to be utilized in connection with this Plan;

               (k) to determine whether a Participant has a Disability or reached Retirement;

               (1) to interpret and make a final determination with respect to the remaining number of shares of Common Stock available under the Plan;

               (m) to determine what securities law requirements are applicable to the Plan, Options and the issuance of shares of Common Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

               (n) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Options;

               (o) to require as a condition of the exercise of an Option or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any Federal, state or local taxes as may be necessary in order for the Company or any other entity to obtain a deduction or as may be otherwise required by law;

               (p) to determine whether and with what effect an individual has incurred a Termination of Employment;

               (q) to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

               (r) to determine the restrictions or limitations on the transfer of Common Stock or Options;

               (s) to determine whether an Option is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

               (t) to determine the permissible methods of Option exercise and payment;

               (u) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and

               (v) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The

Committee's policies and procedures may differ with respect to Options granted at different times or to different Participants. Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Option, may be made at the time of the grant of the Option or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.


                                   ARTICLE IV

                              STOCK SUBJECT TO PLAN

        4.1 Number of Shares. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Options under the Plan shall be 500,000 shares of Common Stock authorized for issuance on the Effective Date. Such shares shall consist of authorized and unissued shares or treasury shares.

        4.2 Release of Shares. The Committee shall in its sole discretion determine the number of shares of Common Stock available under the Plan, and may include, in its sole discretion, any shares of Common Stock that cease to be subject to an Option or are forfeited, any shares subject to an Option that terminates without issuance of shares of Common Stock being made to a Participant, or any shares (whether or not restricted) of Common Stock that are received by the Company in connection with the exercise of an Option, including the satisfaction of tax withholding.

        4.3 Restrictions on Shares. Shares of Common Stock issued upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Option Agreement with respect to such Option. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under Federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company to obtain a deduction with respect to the exercise of an Option. The Company may cause any certificate for any shares of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

        4.4 Stockholder Rights. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Option until, after proper exercise of the Option or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued and transferred. Subject to Section 4.3, upon exercise of the Option or any portion thereof, the Company shall issue the shares of Common Stock at such time as determined by the Committee, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official stockholder records, except as provided in an Agreement.

        4.5 Anti-Dilution. In the event of any Company stock dividend, stock split, combination or exchange of shares, merger, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, reclassification, rights offering, partial or complete liquidation or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Common Stock available for Options under the Plan, the number of shares of Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, the Exercise Date, and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional share resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

      4.6 Custodian. Shares of Common Stock purchased pursuant to the Plan may be delivered to and held in the custody of such investment or financial firm as shall be appointed by the Committee. The custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual Participants. By appropriate instructions to the custodian on forms to be provided for the purpose, a Participant may from time to time obtain (a) transfer into the Participant's own name or into the name of the Participant and another individual of all or part of the whole shares held by the custodian for the Participant's account; (b) transfer of all or part of the whole shares held for the Participant's account by the custodian to a regular individual brokerage account in the Participant's own name or in the name of the Participant and another individual, either with the firm then acting as custodian or with another firm, or (c) sell all or part of the whole shares held by the custodian for the Participant's account at the market price at the time the order is executed and in the Plan, and upon receipt of instructions from the Participant, the shares held by the custodian for the account of the Participant will be transferred to the Participant in accordance with (a) above, transferred to a brokerage account in accordance with (b) above, or sold in accordance with (c), above.


                                    ARTICLE V
                                   ELIGIBILITY

        5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participation the Plan as of any Grant Date shall be those persons (and only those persons) who are Eligible Employees of the Company or Eligible Employees of a Subsidiary to whom the Company has extended participation on a Grant Date.

        5.2 Grant of Options. The Committee shall have authority to grant Options under the Plan at any time or from time to time to all Eligible Employees as of a Grant Date. (To the extent an Option is granted to any Eligible Employee of an entity on a relevant date, all Eligible Employees of the entity shall be granted an Option to the extent required by law.) An Option shall entitle the Participant to receive shares of Common Stock at the conclusion of the Option Period, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, including without limitation, payment of the Option Price. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan and to such other terms and conditions as the Committee may deem appropriate. The grant and exercise of Options hereunder shall be subject to all applicable Federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agencies as may be required. As of any Grant Date, each Eligible Employee shall be granted Options with the same rights and privileges as the Options granted to each other Eligible Employee on that Grant Date, except the amount of the Common Stock which may be purchased by any Participant under any Option may bear a uniform relationship to the total compensation, or the basic or regular rate of compensation (as determined by the Committee), of all Eligible Employees on that Grant Date, and the Option may establish a maximum amount of Common Stock which may be purchased.

        5.3 Option Period. Each Agreement shall specify the period for which the Option thereunder is granted, which shall be determined by the Committee. In no event shall the Option Period extend beyond the period permitted under Section 423(b)(7) of the Code.

        5.4 Option Price. Subject to the limits stated herein, the Option Price per share at which shares of Common Stock may be acquired upon exercise of an Option shall be determined by the Committee. Unless otherwise specified by the Committee, with respect to any Exercise Date, the Option Price shall not be less than the lesser of (a) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock (averaged over such period as the Committee may determine and as permitted by law) on the applicable Grant Date and (b) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock (averaged over such period as the Committee may determine and as permitted by law) on the applicable Exercise Date. The Committee reserves the right to increase the Option Price by the value of any accretion to the amounts credited to an Account if the Participant is credited with such accretion regardless of the method of accounting for such accretion.

        5.5 Contribution Rate. If an Eligible Employee elects to participate, the Participant shall file an Agreement with the Committee within the time period designated by the Committee. The Committee may provide that the Agreement shall specify the percentage or amount of the Participant's compensation (as defined by the Committee) determined by the Participant to be deducted each pay period. Such amount shall be credited to the Account and shall be the Participant's Contribution Rate. Such deductions shall begin as of the first regularly scheduled payroll date on or after the later of the Grant Date and the date specified by the Committee. Unless otherwise determined by the Committee, Participants may not make separate cash payments outside payroll deductions under the Plan, except that, in the event of a Change in Control, the Committee may permit each Participant to make a single sum payment with respect to the Option before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the Exercise Date. The Committee may establish minimum and maximum percentages or amounts to be contributed and a date by when any Agreement must be filed with the Committee. Unless otherwise permitted by the Committee, such contributions will be held in the general funds of the Company, and no interest shall accrue on any amounts held under this Plan, unless expressly determined by the Committee, and any separate accounting shall not limit the Company's use of the funds. If payroll deductions are made by a Subsidiary, that corporation will promptly remit the amount of the deduction to the Company. A Participant's Contribution Rate, once established, shall remain in effect until the next following Grant Date unless and until contributions are suspended or fully discontinued in order to comply with Section 401 (k) of the Code or for such other reasons as the Committee in its sole discretion may determine, or if the Participant shall request suspension or discontinuance. If a Participant requests to suspend payroll deductions the Participant may do so at such times and in such manner as the Committee may permit, and previously deducted amounts shall be retained until the Exercise Date. A Participant who has suspended contributions (1) will receive any shares of Common Stock as of the Exercise Date and (2) may recommence payroll deductions at such time, if at all, as determined by the Committee. If a Participant requests to cancel and totally discontinue payroll deductions, the Participant may do so by providing written notice to the Committee, and there shall be paid to the Participant the value of the Participant's Account at such time as the Committee directs and the Participant shall not receive any shares of Common Stock as of the Exercise Date.

        5.6 Purchase of Shares. Subject to Sections 5.7, 5.8, 5.9, 5.10 and 5.11, on each Exercise Date, a Participant who has previously executed an Agreement with respect to a specific Grant Date and made one or more payments described in Section 5.5 shall be deemed to have exercised the Option to the extent of the value of the Account, and shall be deemed to have purchased such number of full shares of Common Stock as equals the value of the Account, subject to the limits of Sections 423(b)(3) and 423(b)(8) of the Code and the number of shares available as of the Exercise Date and proportionably allocable to other Participants for that Grant Date. The number of shares of Common Stock to be purchased as of any Exercise Date shall be determined by dividing the Option Price per share of the Common Stock into the Account value and the value of the shares so purchased shall be charged to the Account. Any value remaining in an Account of the Participant shall be retained by the Plan as an initial value credited to the Account of the Participant if there is an effective Agreement respecting the Participant on the Grant Date immediately following the Exercise Date, or if there is not an effective Agreement regarding the Participant in the Grant Date immediately following the Exercise Date, then the remaining value shall be returned at such time as determined by the Committee to the Participant and not applied to purchase Common Stock. Certificates of Common Stock purchased hereunder may be held by the custodian as provided in Section 4.6. The Committee may determine and designate that any Common Stock issued to the Participant who is subject to reporting under Section 16 of the Exchange Act must be held for six (6) months to the extent required by law to avoid liability under the Exchange Act. The Committee may amend the Plan or any Agreement or provide in operation for Participants to dispose of shares of Common Stock received upon the Exercise Date on or immediately thereafter (which time may include any period during which the Option is held). If the total number of shares to be purchased as of any Exercise Date by all Participants exceeds the number of shares authorized and remaining available under this Plan or made available by the Committee as to any Exercise Date, a pro rata allocation of the available shares will be made among all Participants authorizing such payroll deductions based on the amount of their respective payroll deductions through the Exercise Date. Any cash remaining will be returned to Participants.

        5.7 Cancellation of Options. Except as otherwise provided in an Agreement an Option shall cease to be exercisable and shall be cancelled on or after the expiration of the Option Period.

        5.8 Terminated Employee. Except as otherwise provided by the Committee or in an Agreement, any Participant who incurs a Termination of Employment for any reason, except death, Disability or Retirement, during the Option Period shall cease to be a Participant, the Option of the Participant shall be null and void on the date of the Termination of Employment without notice to the Participant and the balance of the Account of the Participant shall be distributed to the Participant at such time as the Committee determines.

        5.9 Deceased Employees. If a Participant shall die during an Option Period while an Eligible Employee, no further contributions by deduction from regularly scheduled payments on behalf of the deceased Participant shall be made, except that unless otherwise determined by the Committee, the Representative of such Participant may make a single sum payment with respect to the Option of the Participant at any time on or before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the Exercise Date. The Representative of such Participant may at any time prior to the Exercise Date request a distribution of the Account of the Participant. If the Representative does not request a distribution, the balance accumulated in the deceased Participant's Account shall be used to purchase shares of Common Stock on the Exercise Date.

        5.10 Disabled or Retired Employees. If a Participant incurs a Termination of Employment due to Disability, or if a Participant incurs a Termination of Employment due to Retirement, during an Option Period, no further contributions by deduction from regularly scheduled payments on behalf of the disabled or retired Participant shall be made, except that unless otherwise determined by the Committee, the Participant may make a single sum payment with respect to the Option of the Participant at any time on or before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining to the Exercise Date. The Participant may at any time prior to the Exercise Date request a distribution of the Account. If the Participant does not request a distribution of the Account, the balance accumulated in the disabled or retired Participant's Account shall be used to purchase shares of Common Stock on the Exercise Date.

        5.11 Limitations. Notwithstanding any other provision of this Plan, in no event may a Participant (i) purchase under the Plan during any Plan Year Common Stock having a fair market value (determined at the Grant Date) of more than $25,000 or (ii) receive any rights to purchase stock hereunder if he or she beneficially owns, immediately after the Option is granted, five percent (5%) or more of the total voting power or value of all classes of stock of the Company. Subject to the foregoing, as of any Grant Date a Participant may not receive an Option to purchase a number of shares of Common Stock in excess of the maximum number of shares of Common Stock determined by the Committee, and in the absence of a determination, the maximum number shall be determined by dividing $25,000 by the lowest closing price of the Common Stock as reported on the principal exchange or market on which the Common Stock was traded during the 12-month period ending immediately prior to the Grant Date.

        5.12 Nonassignability. Except as provided herein or in an Agreement, no Option or interest therein shall be transferable by a Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant or, if consistent with Section 423 of the Code, by designation of a Beneficiary upon the death of the Participant.

                                   ARTICLE VI
                                  MISCELLANEOUS

        6.1 Amendments and Termination. The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Option theretofore granted without the Participant's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or as a Plan described in Section 423 of the Code. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

      The Committee may amend the Plan at any time subject to the same limitations on its right to amend the Plan as apply to the Board as described in the preceding paragraph, and any such amendment shall be subject to the approval or rejection of the Board.

      The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent, except such an amendment made to cause the Plan or Option to qualify for the exemption provided by Rule 16b-3 or to qualify as an Option under Section 423 of the Code.

      Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Options which qualify for beneficial treatment under such rules without stockholder approval. Notwithstanding anything to the contrary herein, if any right or action under this Plan or an Agreement would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right or action, be eligible for such accounting treatment, the Committee may modify or adjust the right or action so that pooling of interest accounting is available.

        6.2 Unfunded Status of Plan. It is intended that the Plan be an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

        6.3 General Provisions.

               (a) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

               (b) Impact on other Compensation. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

               (c) Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Option, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company to obtain a current deduction. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Option that gives rise to the withholding requirement, provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. If the Participant disposes of shares of Common Stock acquired pursuant to an Option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give the Company written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant.

                 (d) Representative. The Committee shall establish such procedures it deems appropriate for a Participant to designate a Representative to who many amounts payable in the event of the Participant's death are to be paid.

                 (e) Controlling Law. The Plan and all Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

               (f) Offset. Any amounts owed to the Company by a Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under the Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under the Plan or an Agreement shall be transferred unless and until all disputes of any type between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company.

               (g) Fail Safe. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Options) shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

               (h) Capitalization. The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        6.4 Mitigation of Excise Tax. Subject to any agreement between the Participant and the Company, if any payment or right accruing to a Participant under this Plan (without the application of this Section 6.4), either alone or together with other payments or rights accruing to the Participant from the Company ("Total Payments") would constitute a "parachute payment" (as defined in Section 28OG of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 28OG of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 6.4 shall apply with respect to any person only if after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only Federal income taxes.

        6.5 Rights with Respect to Continuance of Employment. The Plan does not, directly or indirectly, create any absolute right for the benefit of any Employee or class of Employees to purchase any Common Stock under the Plan. Nothing contained herein shall be deemed to alter the relationship between the Company and a Participant, or the contractual relationship between a Participant and the Company if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company and a Participant. The Company and each of the Participants continue to have the right to terminate this employment relationship at any time for any reason, except as provided in a written contract. The Company shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

        6.6 Options in Substitution for Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for awards in respect of other plans of other entities. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        6.7 Delay. Any time period provided for under the Plan or an Agreement, to the extent necessary to avoid the imposition of liability, shall be suspended or delayed during the period a Participant would be subject to liability under
Section 16 of the Exchange Act, but not by more than six (6) months and one (1) day. The Company shall have the right to suspend or delay any time period for an action described in the Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law -to the Company or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company or a stockholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to the Plan and may amend the Plan's provisions or operations to reduce obligations imposed by Rule 16b-3 if Rule 16b-3 is amended to reduce obligations imposed on the Plan and its operations.

        6.8 Headings. The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

        6.9 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

        6.10 Successors and Assigns. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon or insure to the benefit of the Participant's heirs, legal representatives and successors.

        6.11 Entire Agreement. The Plan and an Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Agreement shall control.

        Executed effective as of January 1, 1997.

                                             THE FORTRESS GROUP, INC.


                                             By: /s/ James J. Martell, Jr.
                                             ----------------------------------

                                             James J. Martell, Jr.
                                             Chief Executive Officer

                                               FOR    WITHHOLD   FOR ALL EXCEPT
                                               / /      / /            / /
1. Election of Directors:
    J. Marshall Coleman       Mark L. Fine
    James J. Martell, Jr.     Edward J. Mathias
    Thomas B. Buffington      Steven D. Rivers
    Robert Short              William A. Shutzer
    J. Christopher Stuhmer    Charles F. Smith
    Lawrence J. Witek

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee.

                                               FOR       AGAINST        WITHHOLD
                                               / /         / /           / /
2. Proposal to increase the number of shares available under the Company's 1996 Stock Incentive Plan

                                               / /         / /           / /
3. Proposal to approve Employee Stock Purchase Plan.

4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark box at right if an address change or comment has been noted on the reverse
side of this card.                                                      / /

The undersigned hereby acknowledges receipt of the notice of said Annual Meeting of Shareholders, the proxy statement relating thereto and the Annual Report for 1996.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or other substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

The signature of shareholder should correspond exactly with the name stenciled hereon. Joint owners should sign individually. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

--------------------------------------------------------------------------------
Shareholder Sign Here     Date                       Co-Owner Sign here     Date

                            THE FORTRESS GROUP, INC.
         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE FORTRESS GROUP
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 21, 1997

    James J. Martell, Jr. and J. Marshall Coleman, and each of them, are hereby authorized to represent and vote the stock of the undersigned at the Annual Meeting of Shareholders to be held May 21, 1997, and at any adjournment or adjournments thereof.

    The shares represented by this proxy will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR the election of the nominees for director listed on the reverse side of this proxy card, FOR the proposal to increase the number of shares available under the Company's 1996 Stock Incentive Plan, and FOR the proposal to approve the Company's Employee Stock Purchase Plan.

                                    PLEASE VOTE, DATE AND SIGN ON REVERSE
                                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   Please sign exactly as your name appears on
                              this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?

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